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                                                                   EXHIBIT 10.15

                                UNICA CORPORATION
                           EXECUTIVE STAFF BONUS PLAN
                      FISCAL YEAR ENDING SEPTEMBER 30, 2006

I.    BONUS PLAN OVERVIEW

      The Executive Staff Bonus Plan ("Plan") is designed to reinforce several concepts of performance for certain executive staff (each an "executive"). This Plan is one element of the total compensation package for executives. Specifically, this Plan rewards:

            -     Achievement of bookings and revenue targets

            -     Achievement of individual objectives

      For purposes of this Plan, references to the "Board" mean the Board of Directors of the Company or its Compensation Committee.

II.   BONUS PLAN ELIGIBILITY

      An executive employed with 24 hours or more a week is eligible to participate in this Plan if the executive's employment commences on or before June 30, 2006. Any executive whose employment commences between October 1, 2005 and June 30, 2006 will receive a pro-rated bonus target based on the date on which the executive's employment commences.

III.  PLAN DESIGN

      - BONUS TARGET: Each executive has a bonus target based on the individual's role and contribution within the Company. Individual employee bonus targets are determined at the time of the employment offer and may be revised during the annual employee performance appraisal process.

      - BONUS PLAN DESIGN: The Plan contains two categories of targeted measurement.

            - CATEGORY I. - COMPANY PEFORMANCE (75%) - Company bookings achievement

            - CATEGORY II. - INDIVIDUAL MBO GOALS (25%) - This category consists of individual management-by-objective (MBO) goals for fiscal year 2006 that are recommended by the chairman and chief executive officer and approved by the Board.

IV.   BONUS PAYMENTS AND FUNDING

      - Company performance achievement will be assessed quarterly. Quarterly bonus payments will be made according to the targets if the Company achieves 100% of total revenue and Pro forma EPS targets.

      - Bonus payments for Q1-Q3 will be capped at 100%. Any overachievement will be applied towards the next quarter. Annual overachievement will be paid out at the end of the Company's fiscal year end with the Q4 payment.

      - The 75% of bonus payments attributable to Company performance shall be allocated as follows: 10% for the first quarter of fiscal 2006, 15% for each of the second and third quarters of fiscal 2006, and 60% for the fourth quarter of fiscal 2006 (cumulative).

      - Funding for the MBO component is also contingent upon the Company's achievement of revenue and EPS metrics, as approved by the Board. Payment for the MBO component is uncapped. Payouts will vary based on actual metric achievements.

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      -     At its discretion, the Board may determine to make some bonus payment if the Company underachieves its funding objective.